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                                                                    EXHIBIT 99.2

May 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590, 35-27503, 39-2395, IA-2018, IC-25464, FR-62, File No. S7-03-02, this letter is to confirm that Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), has received a representation letter from Arthur Andersen LLP ("Andersen"), the Company's independent public accountants, dated April 8, 2002, that Andersen's audit of the Company's consolidated financial statements as of December 31, 2001, 2000 and 1999 for the years then ended (the "Audit") was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurances that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                          WESTWOOD HOLDINGS GROUP, INC.


                                          By:      /s/  Susan M. Byrne
                                             -----------------------------------
                                                   Susan M. Byrne
                                                   Chief Executive Officer